UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway, Jacksonville, FL 32224

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (904) 245-1788

___________________________________________

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

On July 20, 2015, Drone Aviation Holding Corp., a Nevada corporation (the “Company”), closed an asset purchase agreement (the “Asset Purchase Agreement”) for the purchase of substantially all the assets of Adaptive Flight, Inc., a Georgia corporation (“AFI”). The Asset Purchase Agreement was entered into by and among the Company, AFI, the shareholders of AFI, and Drone AFS Corp., a Nevada corporation formed by the Company for the purpose of effecting the asset purchase (the “Acquisition Sub”).

AFI was in the business of designing and developing flight control systems for unmanned aerial vehicles (the “Business”). The Company has purchased assets (the “Purchased Assets”) integral to AFI’s Business, including but not limited to intellectual property, customer contracts databases, sales pipelines, proposals and project files, licenses and permits (“Licenses and Permits”) and certain contracts (the “Purchased Contracts”). Among the Purchased Assets are commercial software licenses for the “GUST” (Georgia Tech UAV Simulation Tool) autopilot system, and other transferable licenses which include flight simulation and fault tolerant flight control algorithms, as well as dedicated hardware (flight computer) and additional related hardware and airframes.

The Company acquired the Purchased Assets in consideration for i) $100,000, less fees related to AFI’s registered intellectual property due and unpaid by AFI upon the closing of the APA (the “Closing Cash”), such Closing Cash to be paid directly to AFI, ii) $100,000 (the “Escrow Cash”), to be held in escrow, and iii) 6,000,000 unregistered shares (the “Escrow Shares”) of the Company’s common stock, $0.0001 par value (“Common Stock”) issued to AFI or its designees, which will be held in escrow pursuant to the terms of an escrow agreement (the “Escrow Agreement”).

In conjunction with the Asset Purchase Agreement, the Escrow Agreement provides that the Escrow Cash and the Escrow Shares will be held in escrow for the purpose of satisfying any liabilities and offsetting costs incurred in the integration of AFI’s technology with the Company’s business, and to secure any indemnifiable claims that may arise after the closing of the Asset Purchase Agreement, for a period of twelve months.

The Escrow Agreement includes descriptions of certain milestones (the “Milestones”), the non-completion of which may result, after twelve months from the closing of the Asset Purchase Agreement, in the return of the Purchased Assets to AFI and the termination of the Company’s obligations to release the Escrow Cash and the Escrow Shares to AFI. One such Milestone is the completion of a Technology Integration Plan (the “Technology Integration Plan”). The Company aims, through the Technology Integration Plan, to develop and commercialize the Purchased Assets, in part through the retention of consultants who have been key contributors to AFI’s Business. The other Milestones are i) that the Company shall have received proof of all third party consents required to authorize the assignment to and assumption by the Acquisition Sub of the Purchased Contracts, and ii) that the Acquisition Sub shall receive an exclusive, no-cost and perpetual license to all contributing intellectual property included in or related to the Purchased Assets duly executed by certain parties, as enumerated in the Escrow Agreement. At such time that all Milestones are met, one-half (1/2) of the Escrow Shares will be released to AFI. Upon the termination of the Escrow Agreement, anticipated to be twelve months from the closing of the Asset Purchase Agreement, if all Milestones have been met, the remaining Escrow Shares will be released to AFI; but if all Milestones have not been met, the Escrow Cash and all Escrow Shares will be released to the Company, and the Purchased Assets will be returned to AFI.

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The Asset Purchase Agreement and the Escrow Agreement provide further that if on the termination date of the Escrow Agreement, the Escrow Shares have a value of less than $1,400,000 (minus the value of any Escrow Shares released to the Company pursuant to indemnification claim(s)), then the Company will issue an additional number of unregistered shares of Common Stock to AFI or its designee(s), as needed to provide a value of $1,400,000 (the “True-up Shares”), provided that in no event will the Company be required to issue more than two million True-Up Shares. The Escrow Shares will also be subject to the terms of a twelve-month lock-up agreement (the “Lock-up Agreement”), pursuant to which AFI or its designee(s) are prohibited from selling, transferring, swapping or disposing of any of the Escrow Shares in any way.

Apart from the consideration described above, the Company agreed in the Asset Purchase Agreement to make payments of up to $25,000, on behalf of AFI, to consultants as agreed upon by AFI and the Company. Such consultants will be retained by the Company, pursuant to the execution of consulting agreements (each, a “Consulting Agreement”), each for an initial term of one year in connection with the execution of the Technology Integration Plan.

Pursuant to the Asset Purchase Agreement, the Acquisition Sub assumed all obligations under the Purchased Contracts and Licenses and Permits, to the extent transferable, under a Bill of Sale and Assignment and Assumption Agreement (the “Assignment Agreement”) by and among the Company, the Acquisition Sub and AFI. The Company acquired the intellectual property and related rights and claims included in the Purchased Assets by way of an Intellectual Property Assignment Agreement (the “IP Assignment”).

The Company has obtained non-exclusive, no-cost and perpetual licenses to all contributing intellectual property related to the Purchased Assets, in fulfillment of a Milestone, which license has been conveyed by way of license agreements (the “License Agreements”) duly executed by such third parties as are enumerated in the Escrow Agreement.

The Company issued the Escrow Shares in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D.

The foregoing descriptions of the Asset Purchase Agreement, Escrow Agreement, Lock-up Agreement, Bill of Sale and Assignment and Assumption Agreement, IP Assignment, License Agreement and Consulting Agreements do not purport to be complete and are qualified in their entirety by reference to the complete texts attached as exhibits hereto.

Item 7.01 Regulation FD Disclosure

On July 20, 2015, the Company issued a press release announcing the purchase of substantially all the assets of AFI pursuant to the Asset Purchase Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The SEC encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

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The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Asset Purchase Agreement

10.2	Escrow Agreement

10.3	Lock-up Agreement

10.4	Bill of Sale and Assignment and Assumption Agreement

10.5	Intellectual Property Assignment Agreement

10.6	Form of License Agreement

10.7	Form of Consulting Agreement

99.1	Text of Press Release dated July 20, 2015

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2015	DRONE AVIATION HOLDING CORP

	By:	/s/ Kendall Carpenter
Name: Kendall Carpenter
Title: Chief Financial Officer